Genesys Industries Announces New Share Repurchase Program.

NEW YORK, NY – February 26, 2020 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN – a diversified precision products manufacturer announced today that its Board of Directors has approved a new share repurchase authorization for the Company’s common stock, under which the Company may repurchase up to 500,000 of its outstanding common shares GEIN, over the next 12 months, depending on market conditions.

Under the stock repurchase program, the Company intends to repurchase shares through open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act.

Company Spokesperson commented, “Our decision to initiate a new share repurchase program was based on recent volatility, retained earnings, capital position as well as the underlying value of our common stock at this time. We continue to believe a share repurchase program represents an appropriate way to utilize retained earnings and is a continuation of our long-term strategy to drive long term growth.”

About Genesys Industries
Genesys Industries is a diversified multi-industry advanced manufacturer of complex components and products.   The company is a vertically integrated precision products manufacturer with core emphasis on product design, engineering and precision manufacturing of complex components and products.  Some of the industries served include Aviation, Automotive, Building Materials, Food Processing, Industrial, Maritime, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more.  Follow us on twitter @genesysind or $GEIN
For more information on Genesys Industries, please visit www.genesysindustries.com

Contact Information.

Investor Relations
Genesys Industries, Inc
Phone: 941-722-3600
ir@genesysindustries.com

Safe Harbor Statement
This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Statements contained in this press release regarding the company intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the risks and uncertainties discussed under the heading "Risk Factors" in the Company's Financial Reports. This press release does not form any part of a prospectus or offering. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.